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                                                                    EXHIBIT 99.1

                              ASB BANCSHARES, INC.


    The undersigned hereby constitutes and appoints             and
            , or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of ASB Bancshares, Inc. ("ASB") which the undersigned would be entitled to vote if personally present at the Special Meeting of ASB Shareholders to be held at the corporate
offices of ASB located at 255 Fifth Street, Ashville, Alabama 35953, at   .M.,
local time, on             , 1998, and at any adjournment or postponement
thereof (the "Special Meeting") upon the proposals described in the Proxy Statement and the Notice of Special Meeting of Shareholders, both dated
      , 199 , the receipt of which is acknowledged by the undersigned's signature below.


1. MERGER. To consider and vote upon the proposed merger (the "Merger") of ASB with and into The Colonial BancGroup, Inc. ("BancGroup"), a Delaware corporation, in accordance with an Agreement and Plan of Merger, dated as of August 28, 1997, by and between ASB and BancGroup (the "Agreement"). BancGroup will be the surviving corporation in the Merger. Each share of common stock, par value $0.01 per share, of ASB ("ASB Common Stock") outstanding at the time of the Merger (except for shares held by Joe W. Adkins, Chairman, Chief Executive Officer and President of ASB, his wife, Dorothy G. Adkins, his sister, Carolyn Spann, and stockholders who perfect their dissenters' rights of appraisal) will be converted into the right to receive such number of shares of BancGroup Common Stock ("BancGroup Common Stock"), par value $2.50 per share, equal to $245.18 divided by the Market Value of the BancGroup Common Stock as determined in accordance with the Agreement, subject to a maximum and minimum number of shares to be issued, with cash paid in lieu of fractional shares at the Market Value of such fractional shares. Shares held by Mr. and Mrs. Adkins and Mrs. Spann will be converted into subordinated debentures of BancGroup as described more fully in the accompanying Proxy Statement and Prospectus. The Agreement is attached to the Proxy Statement and Prospectus as Appendix A.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

2. OTHER MATTERS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        Dated:                            , 199
                                              ----------------------------

                                              ---------------------------------
                                                           Signature

                                              ---------------------------------
                                                   Signature if held jointly


   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ASB BANCSHARES, INC.
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.